                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
--------------------------------------------------------------------------------

                                November 6, 2001


                         STATEFED FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


         Delaware                     0-22790                   42-1410788
--------------------------------------------------------------------------------
     (State or other           (Commission File No.)           (IRS Employer
     jurisdiction of                                           Identification
     incorporation)                                                Number)


        13523 University Avenue, Clive, Iowa                       50325
--------------------------------------------------------------------------------
      (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (515) 223-8484
--------------------------------------------------------------------------------

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On November 6, 2001, the Registrant issued the attached press release attached hereto as Exhibit 99.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits:

                  Exhibit 99 - Press release dated November 6, 2001

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           STATEFED FINANCIAL CORPORATION




Date:    November 13, 2001                 By: /s/ ANDRA K. BLACK
         -----------------                     ---------------------------------
                                               Andra K. Black, Co-President
                                               and Chief Financial Officer











                                       3
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                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

99                         Press Release dated November 6, 2001

                         STATEFED FINANCIAL CORPORATION
                             13523 UNIVERSITY AVENUE
                                CLIVE, IOWA 50325

For Immediate Release
November 6, 2001
                                                  For More Information, Contact:
                                               Randy Bray, Chairman of the Board
                                                                    515-252-0813


STATEFED FINANCIAL CORP. ANNOUNCES FIRST
QUARTER EARNINGS

DES MOINES, Iowa (NASDAQ: "SFFC") -- StateFed Financial Corporation, the parent company of State Federal Savings and Loan Association of Des Moines, today reported operating earnings of $210,612 for the quarter ended September 30, 2001.

     Net income for the first quarter of the fiscal year totaled $143,372, compared with $324,091 for the same period in 2000. Per share earnings amounted to $.11 and $.11 on a diluted basis, compared with $0.22 and $0.22, respectively, for the same quarter a year earlier. Several factors impacted earnings as interest rates declined, refinance activity resulted in a decrease in total loans and the bank embarked on several strategic initiatives essential to improving its position in the marketplace.

     Net interest income declined $137,037. The decrease was due primarily to higher interest expense resulting from an increase in deposits of $12.9 million. Interest income was lower reflecting a decline in total loans as a result of refinance activity. Total non-interest expense was $122,280 higher in this quarter compared with the same period in 2000 primarily as a result of costs associated with the company's new location in Clive.

     "The future growth and health of State Federal hinge on the execution of a well-planned and articulated strategy," said Randall C. Bray, chairman of the board. "We're making significant strides in repositioning the company to better meet the needs of our customers with more appealing and convenient locations as well as newly developed products designed for homeowners. We believe these investments in refocusing State Federal will ultimately enhance our financial performance."

                                     -more-

     In November, State Federal is introducing Homeowners Choice, a complete line of mortgage, home equity and checking services specially designed for homeowners. This new product line expands the bank's service offerings while continuing to serve homeowners.

     "We recognize that to compete we need to offer our customers a much broader array of lending options as well as investments and other financial services," Bray added. "Our Homeowners Choice product line will reward our customers for bringing all of their home financing needs to us."

     Another chief objective of State Federal is to build core deposits. Core deposits are $12.9 million higher than at the same time a year ago. During the past quarter, the company added $3.7 million in new deposits while Federal Home Loan Bank advances declined by nearly $9 million.

     As of September 30, 2001, State Federal reported 1,277,326 shares outstanding. The Corporation's stock is traded on the NASDAQ Small-Cap Market under the symbol "SFFC".

     When used in this press release or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "significantly" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors could affect the Bank's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

     The Company does not undertake, and specifically disclaims, any obligations to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements.

                         STATEFED FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   UNAUDITED




                                              THREE MONTHS ENDED
                                                  SEPTEMBER
                                       ---------------------------------
                                           2001                 2000
                                       ===========          ============
OPERATIONS DATA

Total interest income                  $ 1,950,286          $  2,009,467

Total interest expense                 $ 1,209,333          $  1,131,477
                                       -----------          ------------
Net interest income                    $   740,953          $    877,990

Provision for loan losses              $    24,000          $      9,000
                                       -----------          ------------
Net interest income after
provision for loan losses              $   716,953          $    868,990

Non-interest income:
Real estate operations                 $   127,810          $    127,745

Other non-interest income              $    28,747          $     28,760
                                       -----------          ------------
Total non-interest income              $   156,557          $    156,505

Total non-interest expense             $   662,898          $    540,618
                                       -----------          ------------
Operating earnings                     $   210,612          $    484,877

Income tax expense                     $    67,240          $    160,786

Net Income                             $   143,372          $    324,091
                                       ===========          ============
Basic earnings per share                     $0.11                $0.22

Diluted earnings per share                   $0.11                $0.22

                         STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                      SEPTEMBER 30, 2001 AND JUNE 30, 2001


                             ASSETS                                              (UNAUDITED)
                                                                             SEPTEMBER 30, 2001           JUNE 30, 2001
Cash and amounts due from depository institutions                            $        4,437,378           $   7,278,551
Investments in certificates of deposit                                       $          297,198           $     297,272
Investment securities available-for-sale                                     $        1,934,005           $   1,924,855
Loans receivable, net                                                        $       86,892,060           $  87,898,936
Real estate held for investment, net                                         $        2,088,236           $   2,106,442
Property acquired in settlement of loans                                     $           43,779           $   1,320,458
Office property and equipment, net                                           $        3,909,846           $   3,947,620
Federal Home Loan Bank stock, at cost                                        $        1,762,200           $   1,762,200
Accrued interest receivable                                                  $          599,592           $     630,166
Other assets                                                                 $          377,103           $     382,936
                                                                             ------------------           -------------
        TOTAL ASSETS                                                         $      102,341,397           $ 107,549,436
                                                                             ==================           =============


       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                                                     $       66,656,449           $  62,987,496
Advances from Federal Home Loan Bank                                         $       20,500,000           $  29,185,149
Advances from borrowers for taxes and insurance                              $                -           $     395,032
Accrued interest payable                                                     $          247,335           $     170,864
Dividends payable                                                            $          127,733           $     127,633
Income taxes:current and deferred                                            $          269,918           $     203,541
Other liabilities                                                            $          391,486           $     392,053
                                                                             ------------------           -------------

        TOTAL LIABILITIES                                                    $       88,192,921           $  93,461,768
                                                                             ------------------           -------------

Stockholders' equity:
Common stock                                                                 $           17,810           $      17,810
Additional paid-in capital                                                   $        8,533,116           $   8,522,356
Unearned compensation - restricted stock awards                              $         (128,941)          $    (143,866)
Unrealized gain (loss) on investments                                        $           34,533           $      25,349
Treasury stock                                                               $       (5,185,534)          $  (5,195,834)
Retained earnings - substantially restricted                                 $       10,877,492           $  10,861,853
                                                                             ------------------           -------------

   TOTAL STOCKHOLDERS' EQUITY                                                $       14,148,476           $  14,087,668
                                                                             ------------------           -------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $      102,341,397           $ 107,549,436
                                                                             ==================           =============